Exhibit 1.1

EXECUTION VERSION

RenaissanceRe Holdings Ltd.

10,000,000 Depositary Shares,

Each representing 1/1000th interest in a share of

5.750% Series F Preference Shares

$25 Per Depositary Share

Underwriting Agreement

June 11, 2018

To the Representatives

named in Schedule I hereto

of the Underwriters named

in Schedule II hereto

Ladies and Gentlemen:

RenaissanceRe Holdings Ltd., a company organized under the laws of Bermuda (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the number of depositary shares of set forth in Schedule I hereto (the “Depositary Shares”), each such Depositary Share representing ownership of a 1/1,000th interest in a share of 5.750% Series F Preference Shares (the “Preference Shares”). The Preference Shares will, when issued, be deposited by the Company against delivery of depositary receipts (the “Depositary Receipts”) to be issued by Computershare, Inc. and Computershare Trust Company, N.A. (together in such capacity, the “Depositary”), under a Deposit Agreement (the “Deposit Agreement”), to be dated as of the Closing Date (as defined below), among the Company, the Depositary, the other parties thereto and the holders from time to time of the Depositary Receipts issued thereunder. The Depositary Shares to be purchased by the Underwriters as set forth on Schedule A, together with the Preference Shares, are hereinafter called, collectively, the “Securities.”

To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3ASR which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any

Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 18 hereof.

1.    Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)    The Company meets the requirements for use of Form S-3ASR under the Act and has prepared and filed with the Commission an automatic shelf registration statement (Registration No. 333-219675), as defined in Rule 405 including a related Basic Prospectus, for registration under the Act of the offering and sale of the Securities. The Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. As part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you, may have been filed with the Commission. A final prospectus supplement relating to the Securities in accordance with Rules 415 and 424(b) will be filed with the Commission. As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b)    On each Effective Date, the Registration Statement (giving effect to any modifications or supplements to the information contained or incorporated by reference therein pursuant to (1) the Final Prospectus and/or (2) the Company’s documents filed subsequent to the applicable Effective Date pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and incorporated by reference in the Basic Prospectus) did, and as of its date and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement (giving effect to any modifications or supplements to the information contained or incorporated by reference therein pursuant to (1) the Final Prospectus and/or (2) the Company’s documents filed subsequent to the applicable Effective Date pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and incorporated by reference in the Basic Prospectus) did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and, as of its date and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(c)    At 6.00 p.m. EST on the date hereof (the “Applicable Time”) and on the Closing Date, each of (i) the Disclosure Package and (ii) the Issuer Free Writing Prospectus referred to in Section 1(f) below, when considered together with the Disclosure Package, did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package or any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d)    (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e)    (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405).

(f)    The final term sheet prepared and filed pursuant to Section 5(b) hereto is the only Issuer Free Writing Prospectus used in the offering of the Securities and does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(g)    Each of the Company, and Renaissance Reinsurance Ltd. (“Renaissance Reinsurance”), Renaissance Reinsurance U.S. Inc. (“Renaissance U.S.”) and RenaissanceRe Finance Inc. (“Renaissance Finance” and collectively with Renaissance Reinsurance and Renaissance U.S., each a “Subsidiary” and collectively, the “Subsidiaries”), and DaVinciRe Holdings Ltd. (“DaVinci Holdings”) and DaVinci Reinsurance Ltd. (“DaVinci Reinsurance” and, together with DaVinci Holdings, “DaVinci”), has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification except to the extent in each case that failure to be so qualified or be in good standing would not have a material adverse effect on (i) the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement (a “Material Adverse Effect”). Top Layer Reinsurance Ltd. is not a “significant subsidiary”, as defined is Rule 1-02(w) of Regulation S-X, of the Company.

(h)    All of the outstanding shares of capital stock of the Company, each Subsidiary and DaVinci have been duly and validly authorized and issued and are fully paid and non-assessable and, except as otherwise set forth in the Disclosure Package and the Final Prospectus, all outstanding shares of capital stock of each Subsidiary and DaVinci that are owned by the Company either directly or through wholly owned subsidiaries are owned free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(i)    This Agreement has been duly authorized, executed and delivered by the Company.

(j)    The Securities conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Final Prospectus.

(k)    The Securities have been duly authorized by the Company and, when delivered to and paid for by the Underwriters pursuant to this Agreement and the Deposit Agreement, will be validly issued, fully paid and nonassessable; and the issuance of the Securities will not be subject to any preemptive or similar rights.

(l)    The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be required to register as an “investment company” as defined in the U.S. Investment Company Act of 1940, as amended.

(m)    No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except (i) filings required under Rule 424(b) and (ii) as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Final Prospectus.

(n)    Neither the execution and delivery by the Company of this Agreement or the Deposit Agreement, the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiaries or of DaVinci pursuant to, (i) the charter, memorandum of association or bye-laws of the Company, the Subsidiaries or DaVinci, (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other material agreement, obligation, condition, covenant or instrument to which the Company, any of the Subsidiaries or DaVinci is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its subsidiaries or any of its or their properties.

(o)    There has not occurred any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(p)    No legal or governmental action, suit or proceedings by or before any court or governmental agency, authority or body involving the Company or the Subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto). There are no legal or governmental proceedings pending or threatened to which the Company, any of the Subsidiaries or DaVinci is a party or to which any of the properties of the Company, any of the Subsidiaries or DaVinci is subject that are required to be described in the Registration Statement or the Final Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Final Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(q)    Each of the Company, DaVinci and each of the Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(r)    None of the Company, any Subsidiary or DaVinci is in violation or default of (i) any provision of its charter, memorandum of association or bye-laws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency or other governmental body having jurisdiction over the Company or such Subsidiary or DaVinci or any of its properties, as applicable, except for such conflicts, breaches, violations or impositions which, singly or in the aggregate, would not have a Material Adverse Effect.

(s)    The Company, the Subsidiaries and DaVinci possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to so possess such licenses, certificates, permits and authorizations would not, singly or in the aggregate, have a Material Adverse Effect, and none of the Company, any Subsidiary or DaVinci has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(t)    The Company, the Subsidiaries and DaVinci (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals, would not, singly or in the aggregate, have a Material Adverse Effect.

(u)    There are currently no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(v)    Each of the Company, the Subsidiaries (other than Renaissance Finance) and DaVinci has filed all reports, information statements and other documents with the insurance regulatory authorities of its jurisdiction of incorporation and domicile as are required to be filed pursuant to the insurance statutes of such jurisdictions, including the statutes relating to companies which control insurance companies, and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (the “Insurance Laws”), and has duly paid all taxes (including franchise taxes and similar fees) it is required to have paid under the Insurance Laws, except where the failure to file such statements or reports or pay such taxes would not, singly or in the aggregate, have a Material Adverse Effect, and each of the Company, the Subsidiaries (other than Renaissance Finance) and DaVinci maintains its books and records in accordance with the Insurance Laws, except where the failure to so maintain its books and records would not, singly or in the aggregate, have a Material Adverse Effect. The financial statements of the Subsidiaries and DaVinci, from which certain ratios and other statistical data filed as a part of the Registration Statement or included or incorporated in the Disclosure Package and the Final Prospectus have been derived, have for each relevant period been prepared in conformity with accounting practices required or permitted by applicable Insurance Laws of Bermuda, to the extent applicable to such company, and such accounting practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto.

(w)    The statutory financial statements of the subsidiaries of the Company that are United States admitted insurance companies, from which certain ratios and other statistical data filed as a part of the Registration Statement or included or incorporated in the Disclosure Package and the Final Prospectus have been derived: (A) have for each relevant period been prepared in conformity with statutory accounting practices required or permitted by the National Association of Insurance Commissioners to the extent applicable to such company, and by the applicable Insurance Laws, and such statutory accounting practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto; and (B) present fairly the statutory financial position of the subsidiaries as at the dates thereof, and the statutory basis results of operations of the subsidiaries for the periods covered thereby.

(x)    Except as disclosed in the Disclosure Package and the Final Prospectus, all retrocessional and reinsurance treaties, contracts and arrangements to which any of the subsidiaries of the Company is a party are in full force and effect and none of the Company or any of its subsidiaries is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except where the failure to be in full force and effect and except where any such violation or default would not, singly or in the aggregate, have a Material Adverse Effect; none of the Company or any of the Subsidiaries or DaVinci has received any written notice from any of the other parties to such treaties, contracts or agreements which are material to its business that such other party intends not to perform in any material respect such treaty, contract or agreement, and none of the Company, any of the Subsidiaries or DaVinci has been notified in writing that any of the parties to such treaties, contracts or agreements will be unable to perform such treaty, contract, agreement or arrangement, except where such non-performance would not, singly or in the aggregate, have a Material Adverse Effect.

(y)    Except as disclosed in the Disclosure Package and the Final Prospectus, none of the Company, any of the Subsidiaries (other than Renaissance Finance) or DaVinci has made any material changes in its insurance reserving practices during the last two years.

(z)    There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.

(aa)    Ernst & Young Ltd., who has audited certain of the financial statements of the Company and its subsidiaries and the effectiveness of the Company’s internal control over financial reporting and whose report is incorporated by reference in the Disclosure Package and the Final Prospectus and who has delivered letters referred to in Section 6(f) hereof, is an independent registered public accounting firm with respect to the Company and its consolidated subsidiaries within the meaning the Act and the rules and regulations of the Commission thereunder;

(bb)    The audited consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the

Final Prospectus, together with the related schedules and notes, present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries, to the extent required under the Exchange Act, and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries, as at the dates thereof and for the periods then ended; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis (except as noted therein) throughout the periods covered thereby; the supporting schedules, if any, filed as exhibits to the periodic reports included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus present fairly in all material respects in accordance with GAAP the information required to be stated therein;

(cc)    Each of the internal controls over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) of the Company, the Subsidiaries and DaVinci were deemed to be effective at December 31, 2017, and since December 31, 2017 there have been no changes in internal controls over financial reporting that have materially affected or are reasonably likely to materially affect the Company’s internal control over financial reporting. With respect to preparation of consolidated financial statements of the Company, the Company is not aware of any material weakness in the internal controls over financial reporting of the Company, any of the Subsidiaries or DaVinci.

(dd)    The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective in ensuring that all material information required to be disclosed by the Company under the Exchange Act is known to management in a timely fashion.

(ee)    To the best of the Company’s knowledge and belief, none of the Company, any subsidiary of the Company, DaVinci nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, any subsidiary of the Company or DaVinci has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment from funds to any foreign or domestic government or regulatory official or employee, including any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom; or (iv) made any unlawful bribe or other unlawful payment. The Company, each subsidiary of the Company, DaVinci and, to the knowledge of the Company, its affiliates conduct their businesses in compliance with the FCPA, and have instituted, maintain and enforce, general policies and procedures that are designed to, among other things, promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ff)    To the best of the Company’s knowledge and belief, each of the Company, each subsidiary of the Company and DaVinci is in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions in which such entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency having jurisdiction over the Company, any subsidiary of the Company or DaVinci (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, any subsidiary of the Company or DaVinci with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(gg)    None of the Company, any subsidiary of the Company, DaVinci nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company any subsidiary of the Company or DaVinci is currently the subject of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”) the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions” and a person subject to Sanctions, a “Sanctioned Person”), nor is controlled by an individual or entity that is currently subject to Sanctions, nor is the Company, any subsidiary of the Company or DaVinci located, organized or resident in a country or territory that is currently the subject of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any Sanctioned Persons.

(hh)    Any tax returns required to be filed by the Company or any of its subsidiaries in any jurisdiction have been accurately prepared and timely filed, except where valid extensions have been obtained, and any taxes, including any withholding taxes, excise taxes, franchise taxes and similar fees, sales taxes, use taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest, except to the extent that the failure to so file or pay would not result in a Material Adverse Effect and; no deficiency assessment with respect to a proposed adjustment of the Company’s or any of its subsidiaries’ taxes is pending or, to the best of the Company’s knowledge, threatened; and there is no tax lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company or any of its subsidiaries, in either case, which would have a Material Adverse Effect.

(ii)    Each of the Company, Renaissance Reinsurance and DaVinci have received from the Bermuda Minister of Finance an assurance, valid until March 2035, under the Exempted Undertakings Tax Protection Act 1966, as amended, of Bermuda to the effect set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 under the caption “Business – Regulation – Bermuda Regulation,” and the Company has not received any notification to the effect (and is not otherwise aware) that such assurance may be revoked or otherwise not honored by the Bermuda government.

(jj)    The Company believes that neither the Company nor any of its subsidiaries should be, except for the Company’s U.S. subsidiaries and RenaissanceRe Specialty U.S. Ltd. and RenaissanceRe Corporate Capital (UK) Limited, considered to be engaged in a trade or business within the United States for purposes of Section 864(b) of the U.S. Internal Revenue Code.

(kk)    The Company and its subsidiaries intend to operate in a manner such that the “related person insurance income” (as defined in Section 953(c)(2) of the U.S. Internal Revenue Code) of each of the Company and its subsidiaries, if any, does not equal or exceed 20% of each such company’s gross insurance income for any taxable year in the foreseeable future.

(ll)    No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of any Underwriter to the Bermuda Government or any political subdivision or taxing authority thereof or therein in connection with (A) the sale and delivery of the Securities to or for the respective accounts of the Underwriters or (B) the sale and delivery outside Bermuda by the Underwriters of the Securities to the initial purchasers thereof.

(mm)    The Deposit Agreement has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered and will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

(nn)    The deposit of the Preference Shares by the Company in accordance with the Deposit Agreement has been duly authorized by the Company and, assuming due execution and delivery of the Depositary Receipts and the Deposit Agreement by the Depositary, each Depositary Receipt will be validly issued and delivered, will conform to the description of the Depositary Shares in the Disclosure Package and the Final Prospectus and will entitle the holder thereof to the benefits provided therein and in the Deposit Agreement.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.    Purchase and Sale.

(a)    Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $25 per Depositary Share (the “Public Offering Price”) less the applicable underwriting discount per share set forth in Schedule I hereto (the “Per Share Purchase Price”), the number of underwritten Depositary Shares set forth opposite such Underwriter’s name in Schedule II hereto.

(b)    [Reserved].

(c)    The Company hereby agrees that, without the prior written consent of the Representatives, it will not, during the period ending 90 days after the date of the Final Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any preference shares of the Company or depositary shares representing interests therein or any securities convertible into or exercisable or exchangeable for preference shares of the Company or depositary shares representing interests therein or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the preference shares of the Company or depositary shares representing interests therein, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of preference shares, depositary shares representing interests therein or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any redemption of preference shares contemplated by the Preliminary Final Prospectus or the Issuer Free Writing Prospectus or in connection with a “tax event”, “capital disqualification event”, amalgamation or proposal for any other matter that requires, as a result of a change in Bermuda law, for its validation or effectuation an affirmative vote of the holders of preference shares, (C) transactions by any person other than the Company relating to preference shares or other securities acquired in open market transactions after the completion of the offering of the preference shares, or (D) in the cases of natural persons, any disposition made among such persons’ family members or affiliates.

3.    Delivery and Payment. Delivery of and payment for the Depositary Shares shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Depositary Shares being herein called the “Closing Date”).

Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. The Depositary Shares to be purchased by each Underwriter hereunder, in such authorized denominations and registered in such names as the Representatives may request upon at least one full business day’s prior notice to the Company, will be represented by one or more definitive global certificates in book-entry form, which shall be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian, for the respective accounts of the Underwriters of the Securities to be purchased by them, against payment by or on behalf of such Underwriters of the purchase price therefor by wire transfer of immediately available funds to the account specified by the Company at least one full business day in advance, by the Company causing DTC to credit the Depositary Shares with respect to the Preference Shares to the securities account(s) at DTC designated by the Representatives on behalf of the Underwriters.

4.    Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus. The Company is further advised by you that the Depositary Shares are to be offered to the public initially at the Public Offering Price and to certain dealers selected by you at a price that represents a concession not in excess of the “dealer concession” amount set forth in Schedule I hereto under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of the “reallowance concession” amount set forth in Schedule I hereto, to any Underwriter or to certain other dealers.

5.    Agreements. The Company agrees with the several Underwriters that:

(a)    Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives: (1) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b); (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective; (3) of any request by the Commission or its staff for any amendment of the Registration Statement or for any supplement to the Final Prospectus or for any additional information; (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose; and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(b)    The Company will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by the Company and attached as Schedule III hereto and file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c)    If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d)    If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration

Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company will promptly: (1) notify the Representatives of such event; (2) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(e)    As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(f)    The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Final Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(g)    The Company will use its best efforts, if necessary, to qualify the Securities for sale under the laws of such jurisdictions as the Representatives may designate and to maintain such qualifications in effect so long as required for the distribution of the Securities (not to exceed one year from the date hereof), and the Company will pay any fee of the Financial Industry Regulatory Authority, Inc., in connection with its review of the offering; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a consent to service of process or to file annual reports or to comply with any other requirements in connection with such qualification deemed by the Company to be unduly burdensome.

(h)    The Company and each Underwriter, severally and not jointly, agree that it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company or such Underwriter with the Commission or retained by the Company or such Underwriter under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto. Any such free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i)    The Company will use its reasonable best efforts to obtain authorization for listing of the Depositary Shares on the New York Stock Exchange no later than the 30th date succeeding the Closing Date.

(j)    The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k)    The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Depositary Shares under the Exchange Act and the listing of the Depositary Shares on the New York Stock Exchange; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of one counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (including filing fees and the reasonable fees and expenses of one counsel for the Underwriters relating to such filings); (viii) the cost and charges of any transfer agent, registrar or depositary; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

6.    Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)    The Final Prospectus, and any supplement thereto, has been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice from any governmental authority objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)    The Company shall have requested and caused Conyers Dill & Pearman Limited, Bermuda, counsel for the Company, to have furnished to the Representatives their opinion on matters of Bermuda law, dated the Closing Date and addressed to the Representatives, to the effect that:

(i)    Each of the Company, Renaissance Reinsurance, DaVinci Holdings and DaVinci Reinsurance is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that the relevant company has not failed to make any filing with any Bermuda governmental authority, or to pay any Bermuda government fee or tax, which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

(ii)    The Company has the necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Deposit Agreement, the Certificate of Designation and as otherwise contemplated by the Prospectus. The execution and delivery of this Agreement, the Deposit Agreement and the Certificate of Designation and the delivery of the Prospectus by the Company and the performance by the Company of its obligations under this Agreement, the Deposit Agreement, the Certificate of Designation and as otherwise contemplated by the Prospectus does not and will not violate the memorandum of association or bye-laws of the Company, Renaissance Reinsurance, DaVinci Holdings or DaVinci Reinsurance nor any applicable law, regulation, order or decree in Bermuda.

(iii)    The Company has taken all corporate action required to authorize (i) the fixing of the designations, preferences, rights and restrictions of the Securities as set out in the Certificate of Designation and (b) its execution, delivery and performance of this Agreement and the Deposit Agreement. Each of this Agreement and the Deposit Agreement has been duly executed and delivered by or on behalf of the Company, and constitutes the valid and binding obligations of the Company in accordance with the terms thereof.

(iv)    No order, consent, approval, license, authorization or validation of, filing with or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorize or is required in connection with the execution, delivery, performance and enforcement of this Agreement, except for consent under the Exchange Control Act 1972 (and Regulations made thereunder) which was issued by the Bermuda Monetary Authority on 7 July 2000.

(v)    It is not necessary or desirable to ensure the enforceability in Bermuda of either this Agreement or the Deposit Agreement that it be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda. However, to the extent that either this Agreement or the Deposit Agreement creates a charge over assets of the Company, it may be desirable to ensure the priority in Bermuda of the charge that it be registered in the Register of Charges in accordance with Section 55 of the Companies Act 1981. On registration, to the extent that Bermuda law governs the priority of a charge, such charge will have priority in Bermuda over any unregistered charges, and over any subsequently registered charges, in respect of the assets which are the subject of the charge. A registration fee of $665.00 will be payable in respect of the registration.

While there is no exhaustive definition of a charge under Bermuda law, a charge includes any interest created in property by way of security (including any mortgage, assignment, pledge, lien or hypothecation). As this Agreement is governed by the laws of the State of New York (the “Foreign Laws”), the question of whether it creates such an interest in property would be determined under the Foreign Laws.

(vi)    This Agreement, the Deposit Agreement and issue of the Securities will not be subject to ad valorem stamp duty in Bermuda.

(vii)    Each of the Company, Renaissance Reinsurance, DaVinci Holdings and DaVinci Reinsurance has all corporate power and authority necessary to conduct its business conducted by the particular entity (without reference to or including any particular subsidiary or other company) and to own, lease and operate its properties as described in the Final Prospectus and in “Item 1 – Business” and “Item 2 – Properties” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

(viii)    The choice of the Foreign Laws as the governing law of this Agreement is a valid choice of law and would be recognized and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda. The submission in this Agreement to the non-exclusive jurisdiction of the Foreign Courts is valid and binding upon the Company.

(ix)    Based solely upon a review of copies of (i) the Register of Members of Renaissance Reinsurance, (ii) the Register of Members of DaVinci Reinsurance and (iii) the Register of Members of DaVinci Holdings, each certified by its respective Secretary or Assistant Secretary at a specified day in June 2018, all of the issued and outstanding shares of Renaissance Reinsurance, of DaVinci Reinsurance and of DaVinci Holdings have been duly authorized, validly issued, fully paid and are non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof). All of the shares of Renaissance Reinsurance are registered in the name of the Company. All of the Class A shares of DaVinci Holdings and all of the Class A shares of DaVinci Reinsurance are registered in the name of the Company.

(x)    Based solely upon a review of a copy of the Register of Members of the Company prepared and issued by Computershare Shareowner Services LLC at a specified time in June 2018, the issued and outstanding shares of the Company outstanding prior to the issuance of the Securities have been duly authorized, validly issued and are fully paid and are non-assessable (meaning that no further sums are required to be paid by the holders thereof in connection with the issue thereof). The Securities have been duly authorized and when issued and paid for in accordance with this Agreement and the Deposit Agreement, the Securities, with the rights and restrictions set out in the Certificate of

Designation, will be validly issued, fully paid and non-assessable (meaning that no further sums are required to be paid by the holders thereof in connection with the issue thereof) and the issuance of the Securities will not be subject to any pre-emptive or similar rights pursuant to statute or the Company’s memorandum of association or bye-laws.

(xi)    Based solely upon a review of a copy of its certificate of registration issued pursuant to the Insurance Act 1978 of Bermuda, as amended (the “Insurance Act”), Renaissance Reinsurance is duly registered in Bermuda to write general business insurance as a class 4 insurer in accordance with the provisions of the Insurance Act.

(xii)    Based solely upon a review of a copy of its certificate of registration issued pursuant to the Insurance Act, DaVinci Reinsurance is duly registered in Bermuda to write general business insurance as a class 4 insurer in accordance with the provisions of the Insurance Act.

(xiii)    The statements (A) in the Preliminary Final Prospectus and the Final Prospectus under the captions “Description of Depositary Shares” and “Description of Series F Preference Shares” and in the Initial Prospectus under the captions “Description of Depositary Shares” and“Description of Our Capital Shares” (excluding statements under the sub captions “Common Shares”, “Conversion Rights” and “Supermajority Requirements for Certain Amendments”) and “Enforcement of Civil Liabilities under United States Federal Securities Laws”, (B) in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, under the caption “Business – Regulation – Bermuda Regulation”, and (C) in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2018, under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Financial Condition – Group Supervision”, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Financial Condition – Bermuda Subsidiaries” and (D) in “Item 15 – Indemnification of Officers and Directors” of the Registration Statement, insofar as they purport to describe the provisions of the laws of Bermuda referred to therein, are accurate and correct in all material respects as at the dates such documents were filed.

(xiv)    The courts of Bermuda would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the United States Federal or New York State Courts sitting in the Borough of Manhattan, State of New York against the Company based upon this Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (f) there is due compliance with the correct procedures under the laws of Bermuda.

(xv)    Based solely upon searches of the Cause Book of the Supreme Court of Bermuda conducted at a specified time in June 2018 (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our searches), there are no judgments against any of the Company, Renaissance Reinsurance, DaVinci Holdings or DaVinci Reinsurance, nor any legal or governmental proceedings pending in Bermuda to which any of the Company, the Subsidiaries or DaVinci is subject.

(xvi)    The deposit of the Preference Shares by the Company in accordance with the Deposit Agreement has been duly authorized by the Company and, assuming due execution and delivery of the Depositary Receipts and the Deposit Agreement by the Depositary, each Depositary Receipt will be validly issued and delivered, will conform to the description of the Depositary Shares in the Disclosure Package and the Final Prospectus and will entitle the holder thereof to the benefits provided therein and in the Deposit Agreement.

As to matters of fact, such counsel may rely, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Final Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

(c)    The Company shall have requested and caused Willkie Farr & Gallagher LLP, U.S. counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

(i)    The Registration Statement has become effective under the Act; such counsel has been orally advised by the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceedings for such purpose have been instituted or threatened; any required filing, pursuant to

Rule 424(b) of the Act, of the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus, and any supplements thereto, has been made in the manner and within the time period required by Rule 424(b); the Company’s registration statement on Form 8-A under the Exchange Act relating to the Securities was filed with the Commission; any required filing, pursuant to Rule 433 of the Act, of any Permitted Free Writing Prospectus listed on Schedule A hereto, and any supplements thereto, has been made in the manner and within the time period required by Rule 433 and the Registration Statement, the Preliminary Final Prospectus and the Final Prospectus (except for financial statements, notes thereto and schedules and other financial and statistical data as to which in each case such counsel need not express any opinion or belief) comply as to form in all material respects with the Act and the Exchange Act and the respective rules thereunder;

(ii)    The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be, required to register as an “investment company” as defined in the U.S. Investment Company Act of 1940, as amended;

(iii)    To such counsel’s knowledge, the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Deposit Agreement and the Securities and the consummation of the transactions contemplated herein will not at the time of execution of this Agreement and on the date of such opinion, contravene any agreement or other instrument binding upon the Company or any Subsidiary that is material to the Company and its subsidiaries, taken as a whole, or, any statute, rule, regulation, judgment, order or decree of any U.S. governmental body, agency or court having jurisdiction over the Company or any Subsidiary, and no consent, approval, authorization, or order of, or qualification with, any U.S. governmental body, agency or court is required for the performance by the Company of its obligations under this Agreement, the Deposit Agreement and the Securities, except such as may be required under the securities, blue sky or insurance laws of the various states in connection with the offer and sale of the Securities (as to which such counsel need not express any opinion) or as may already have been obtained;

(iv)    The statements in (A) the Disclosure Package and the Final Prospectus under the captions “Description of Depositary Shares,” “Description of Series F Preference Shares,” “Certain Tax Considerations” and “Underwriting” (with respect solely to the description of this

Agreement contained therein), (B) the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, under the caption “Business – Regulation – U.S. Regulation,” and (C) the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2018, under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources - Financial Condition – U.S. Subsidiaries,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Current Outlook – Legislative and Regulatory Update,” and (D) Item 15 of the Registration Statement, in each case insofar as such statements constitute summaries of U.S. legal matters, documents or proceedings referred to therein, fairly present the information required to be shown with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein, in each case, in all material respects (provided, however, that the statements under the caption “Certain United States Federal Income Tax Considerations” do not address considerations that depend on circumstances specific to the holders of the Company’s preference shares);

(v)    Such counsel does not know of (A) any U.S. legal or governmental proceedings pending or threatened to which the Company or any Subsidiary is a party or to which any of the properties of the Company or any Subsidiary is subject that are required to be described in the Registration Statement or the Final Prospectus and are not so described or (B) any U.S. statutes or regulations, or any contracts or other documents that are required to be described in the Registration Statement or the Final Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

(vi)    Each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus (except for financial statements, notes thereto and schedules and other financial and statistical data as to which in each case such counsel need not express any opinion or belief) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder; and

(vii)    The Deposit Agreement, to the extent that execution and delivery thereof are governed by New York law, will have been duly executed and delivered and will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

Such counsel shall also state that no facts have come to its attention to cause it to believe that (A) the Registration Statement and the prospectus included therein (except for financial statements, notes thereto and schedules and other financial and statistical data as to which such counsel need not express any belief) on the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein not misleading, (B) the Disclosure Package (except for financial statements, notes thereto and schedules and other financial and statistical data as to which such counsel need not express any belief) at the Applicable Time contained an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (C) the Final Prospectus (except for financial statements, notes thereto and schedules and other financial and statistical data as to which such counsel need not express any belief) as of its date and on the Closing Date, contained or contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may rely as to matters of Bermuda law, to the extent they deem proper and specified in such opinion, upon the opinion of Conyers Dill & Pearman Limited, Bermuda, dated as of the Closing Date; provided that (1) such reliance is expressly authorized by such opinion as delivered to the Underwriters and (2) Willkie Farr & Gallagher LLP shall state in their opinion that they believe that they and the Underwriters are justified in relying on such opinion of Conyers Dill & Pearman Limited, Bermuda. As to matters of fact, such counsel may rely, to the extent they deem proper, on certificates of the officers of the Company, the Subsidiaries and public officials. References to the Final Prospectus in this paragraph (c) include any supplements thereto at the Closing Date.

(d)    The Representatives shall have received from Debevoise & Plimpton LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion or opinions, Debevoise & Plimpton LLP may rely, as to factual matters, on written certificates of officers of the Company and, as to matters governed by the Laws of Bermuda, on the opinions of Conyers Dill & Pearman Limited, Bermuda.

With respect to the statement described in the paragraph immediately following Section 6(c)(vi), Willkie Farr & Gallagher LLP may state that its opinion and beliefs are based upon its participation in telephone conferences with representatives of the Company and other participants, at which conferences the contents of the Registration Statement, the Final Prospectus and related matters were discussed, but are without independent determination, check or verification except as specified. With respect to any statement equivalent to that set forth in the paragraph immediately following 6(c)(vi) above, Debevoise & Plimpton LLP may state that their beliefs are based upon their participation in telephone conferences with representatives of the Company and other participants, at which conferences the contents of the Registration Statement, the Final Prospectus and related matters were discussed, but are without independent determination, check or verification except as specified.

(e)    The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial officer, principal accounting officer or controller of the Company, dated the Closing Date, to the effect that the signers of such certificate have examined the Registration Statement, the Disclosure Package, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

(i)    the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date, with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Date;

(ii)    no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened;

(iii)    the Securities are rated, as of the date thereof, at least Baa2 by Moody’s Investors Service, Inc. and BBB by Standard & Poor’s Rating Services; and

(iv)    since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect or change or development reasonably likely to result in a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(f)    The Company shall have requested and caused Ernst & Young Ltd. to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters (which may refer to letters previously delivered to the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Final Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof. References to the Final Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.

(g)    Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(h)    Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s securities by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) under the Exchange Act) or any notice given by any “nationally recognized statistical rating organization” of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i)    Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, on the Closing Date.

7.    Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.

8.    Indemnification and Contribution.

(a)    The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, or any Permitted Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)    Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, the directors, officers, employees, affiliates and agents of the Company and each person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. The Company acknowledges that the statements set forth (i) in the last paragraph of the cover page of the Preliminary Final Prospectus and the Final Prospectus regarding delivery of the Securities, (ii) the names of the several underwriters on the front and back cover pages of the Preliminary Final Prospectus and the Final Prospectus and in any Permitted Free Writing Prospectus and (iii) under the heading “Underwriting” or “Plan of Distribution:” (a) the sentences related to concessions and reallowances, (b) the three paragraphs related to stabilization, syndicate covering transactions and penalty bids and (c) the paragraph related to the ordinary course activities of the Underwriters constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus, the Final Prospectus or any Permitted Free Writing Prospectus. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

(c)    Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above to the extent it did not otherwise learn of such action and is not materially prejudiced as a result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (ii) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided, however, that it is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of the Act or the Exchange Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company and all persons, if any, who control the Company within the meaning of the Act or the Exchange Act. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)    In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that notwithstanding the provisions of this Section 8, no Underwriter shall be required (except as may be provided in any agreement among underwriters relating to the offering of the Securities) to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9.    Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Depositary Shares set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that if the aggregate number of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of Depositary Shares set forth in

Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

10.    Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time there shall have been (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, (ii) a suspension or material limitation in trading in any of the Company’s securities on the New York Stock Exchange, (iii) a general moratorium on commercial banking activities declared by Federal or New York State authorities, (iv) an outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, or (v) the occurrence of any other calamity or crisis, if the effect of such event specified in clause (iv) or (v), in the sole judgment of the Representatives, makes it impracticable or inadvisable to proceed with the public offering or delivery of the Securities on the terms and in the manner contemplated by any Preliminary Final Prospectus or the Final Prospectus (exclusive of any supplement thereto).

11.    Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.    Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Attention: High Grade Transaction Management/Legal, 50 Rockefeller Plaza, NY1-050-12-01, New York, New York 10020, Facsimile (646) 855-5958; Morgan Stanley & Co. LLC, Attention: Investment Banking Division, 1585 Broadway, 29th Floor, New York, New York 10036, Facsimile: (212) 507-8999; UBS Securities LLC, Attention: Fixed Income Syndicate,

1285 Avenue of the Americas, New York, New York 10019, Facsimile: 203-719-0495; Wells Fargo Securities LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management, Facsimile: 704-410-0326, with a copy to Debevoise & Plimpton LLP, New York, New York 10022, Attention: Paul M. Rodel, Esq.; or, if sent to the Company, will be mailed, delivered or telefaxed to the Company’s General Counsel (fax no.: (441) 295-4327) and confirmed to it at Renaissance House, 12 Crow Lane, Pembroke HM 19, Bermuda, Attention: Chief Financial Officer, with a copy to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, Attention: Sean M. Ewen, Esq.

13.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder. No purchaser of Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

14.    No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15.    Applicable Law; Consent to Jurisdiction.

(a)    This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

(b)    With respect to any suit, action or proceeding against it arising out of or relating to this Agreement, the Company irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Courts in each case located in the Borough of Manhattan, City and State of New York. In addition, the Company irrevocably waives any objection which it may now or hereafter have to the laying of venue of such suit, action or proceeding brought in any such court and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(c)    For purposes of any such suit, action or proceeding brought in any of the foregoing courts, the Company agrees to maintain an agent for service of process in the Borough of Manhattan, City and State of New York, at all times while any Securities shall be outstanding, and for that purpose the Company hereby irrevocably designates Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019-6099, c/o Mr. Sean M. Ewen, Esq., as its agent to receive on its behalf service of process (with a copy of all such service of process to be delivered to RenaissanceRe Holdings Ltd., Renaissance House, 12 Crow Lane, Pembroke HM 19, Bermuda, Attention: General Counsel) brought against it with respect to any such proceeding in any such court in the Borough of Manhattan, City and State of New York, such service being hereby acknowledged by the Company to be effective and binding service on it in every respect whether or not the Company shall then be doing or shall have at any time done business in New York. In the event that such agent for service of process resigns or ceases to serve as the agent of the Company, the Company agrees to give notice as provided in Section 12 herein of the name and address of any new agent for service of process with respect to it appointed hereunder.

(d)    If, despite the foregoing, in any such suit, action or proceeding brought in any of the aforesaid courts, there is for any reason no such agent for service of process of the Company available to be served, then to the extent that service of process by mail shall then be permitted by applicable law, the Company further irrevocably consents to the service of process on it in any such suit, action or proceeding in any such court by the mailing thereof by registered or certified mail, postage prepaid, to it at its address given in or pursuant to Section 12 hereof.

(e)    Nothing herein contained shall preclude any party from effecting service of process in any lawful manner or from bringing any suit, action or proceeding in respect of this Agreement in any other state, country or place.

16.    Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

17.    Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

18.    Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Basic Prospectus” shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date of such Registration Statement, including any Preliminary Final Prospectus.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Bermuda.

“Certificate of Designation” shall mean the Certificate of Designation, Preferences and Rights of the 5.750% Series F Preference Shares of RenaissanceRe Holdings Ltd.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Basic Prospectus, (ii) the Preliminary Final Prospectus used most recently prior to the Execution Time and (iii) the Permitted Free Writing Prospectuses.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Final Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to

Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

RENAISSANCERE HOLDINGS LTD.

By:	/s/ Robert Qutub
Name: Robert Qutub
Title: Executive Vice President and Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

MERRILL LYNCH, PIERCE, FENNER & SMITH

                               INCORPORATED

By:	/s/ Randolph Randolph
Name: Randolph Randolph
Title: Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Michael Borut
Name: Michael Borut
Title: Executive Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

UBS SECURITIES LLC

By:	/s/ Mehdi Manii
Name: Mehdi Manii
Title: Executive Director

By:	/s/ Corey Sieven
Name: Corey Sieven
Title: Director

For themselves and the other

several Underwriters, if any,

named in Schedule II to the

foregoing Agreement.

SCHEDULE I

Underwriting Agreement dated June 11, 2018

Registration Statement No. 333-219675

Representative(s): Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC

Title, Purchase Price and Description of the Depositary Shares:

Title: Depositary Shares, each representing 1/1000th interest in a share of the Company’s 5.750% Series F Preference Shares (“Preference Shares”)

Number of Depositary Shares to be sold by the Company: 10,000,000 shares

Liquidation preference: $25,000 per Preference Share (equivalent to $25 per Depositary Share)

Underwriting Discounts: $0.7875 per share for retail sales; $0.50 for institutional sales

Dealer concession: $0.50 per share for retail sales; $0.30 for institutional sales

Reallowance concession: $0.45 per share

Sinking fund provisions: None

Redemption provisions: On or after June 30, 2023, in whole or in part, at any time, at a redemption price of $25,000 per share (equivalent to $25 per Depositary Share), plus an amount equal to the portion of the quarterly dividend attributable to the then-current dividend period to, but excluding, the date of redemption; provided that no redemption may occur prior to June 30, 2028 unless (1) the Company has sufficient funds in order to meet the Bermuda Monetary Authority’s (the “BMA”) Enhanced Capital Requirement (“ECR”) and the BMA (or its successor, if any) approves of the redemption or (2) the Company replaces the capital represented by preference shares to be redeemed with capital having equal or better capital treatment as the preference shares under the ECR (the conditions described in clauses (1) and (2) above, the “Redemption Requirements”).

At any time prior to June 30, 2023, in whole but not in part, upon submission to the common shareholders of a proposal for an amalgamation or any proposal for any other matter that requires, as a result of any changes in Bermuda law, an affirmative vote of the holders of the preference shares at the time outstanding, whether voting as a separate series or together with any other series of preference shares as a single class, at a redemption price of $26,000 per share (equivalent to $26 per Depositary Share), plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends, and without interest; provided that no redemption may occur before that date unless the Redemption Requirements are met.

In addition, at any time following the occurrence of a “tax event” or within 90 days following the occurrence of a “capital redemption trigger date”, in whole or in part, at a redemption price of $25,000 per share (equivalent to $25 per Depositary Share), plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation or any undeclared dividends, and without interest; provided that no redemption may occur prior to June 30, 2028 unless the Redemption Requirements are met.

Other provisions: As described in the Final Prospectus

Closing Date, Time and Location: June 18, 2018 at 9:00 a.m. New York Time at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019.

SCHEDULE II

Underwriters	Number of Depositary Shares to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,250,000
Morgan Stanley & Co. LLC	2,250,000
UBS Securities LLC	2,250,000
Wells Fargo Securities, LLC	2,250,000
Barclays Capital Inc	250,000
BMO Capital Markets Corp.	250,000
Citigroup Global Markets Inc.	250,000
HSBC Securities (USA) Inc.	250,000

Total Shares	10,000,000

SCHEDULE III

RENAISSANCERE HOLDINGS LTD.

10,000,000 DEPOSITARY SHARES,

EACH REPRESENTING A 1/1000th INTEREST IN A SHARE OF

5.750% SERIES F PREFERENCE SHARES

Final Term Sheet

Issuer:	RenaissanceRe Holdings Ltd.

Security Type:	Depositary Shares, each representing 1/1000th interest in a share of the Company’s 5.750% Series F Preference Shares, par value $1.00 per share

Size:	10,000,000 Depositary Shares

Trade Date:	June 11, 2018

Settlement Date:	June 18, 2018 (T+5)

Maturity:	Perpetual

Liquidation Preference:	$25,000 per Preference Share (equivalent to $25 per Depositary Share)

Dividend Rate:	5.750% of the $25,000 per share liquidation preference per annum, payable on a non-cumulative basis only when, as and if declared by the board of directors

Dividend Payment Dates:	March 1, June 1, September 1 and December 1 of each year commencing September 1, 2018

Redemption:	On or after June 30, 2023, in whole or in part, at any time, at a redemption price of $25,000 per share (equivalent to $25 per Depositary Share), plus an amount equal to the portion of the quarterly dividend attributable to the then-current dividend period to, but excluding, the date of redemption; provided that no redemption may occur prior to June 30, 2028 unless (1) the Company has sufficient funds in order to meet the Bermuda Monetary Authority’s (the “BMA”) Enhanced Capital Requirement (“ECR”) and the BMA (or its successor, if any) approves of the redemption or (2) the Company replaces the capital represented by preference shares to be redeemed with capital having equal or better capital treatment as the preference shares under the ECR (the conditions described in clauses (1) and (2) above, the “Redemption Requirements”).

At any time prior to June 30, 2023, in whole but not in part, upon submission to the common shareholders of a proposal for an amalgamation or any proposal for any other matter that requires, as a result of any changes in Bermuda law, an affirmative vote of the holders of the preference shares at the time outstanding, whether voting as a separate series or together with any other series of preference shares as a single class, at a redemption price of $26,000 per share (equivalent to $26 per Depositary Share), plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends, and without interest; provided that no redemption may occur before that date unless the Redemption Requirements are met.

In addition, at any time following the occurrence of a “tax event” or within 90 days following the occurrence of a “capital redemption trigger date”, in whole or in part, at a redemption price of $25,000 per share (equivalent to $25 per Depositary Share), plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation or any undeclared dividends, and without interest; provided that no redemption may occur prior to June 30, 2028 unless the Redemption Requirements are met.

Public Offering Price:	$25 per Depositary Share; $250,000,000 total

Underwriting Discount:	$0.7875 per share for retail orders; $7,201,687.50 total; and $0.50 per share for institutional orders; $427,500 total

Net Proceeds (before expenses):	$242,370,812.50

No CUSIP/ISIN:	75968N 309 / US75968N3098

Joint Book Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC UBS Securities LLC Wells Fargo Securities, LLC

Co-Managers:	Barclays Capital Inc. BMO Capital Markets Corp. Citigroup Global Markets Inc. HSBC Securities (USA) Inc.

The issuer has filed a registration statement (including a prospectus) (Registration No. 333-219675) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus for this offering in that registration statement, the preliminary prospectus, the final prospectus, when available, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322, Morgan Stanley & Co. LLC at 1-866-718-1649, Wells Fargo Securities, LLC toll-free at 1-800-645-3751 or UBS Securities LLC at 1-888-827-7275.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.